Exhibit 99.1

NOVEMBER 2020 ANNOUNCEMENT

DUNKIN’ DONUTS FRANCHISING LLC and BASKIN-ROBBINS FRANCHISING LLC

Because you are considering entering into a franchise relationship with Dunkin’ Donuts Franchising LLC (“DD”) or Baskin-Robbins Franchising LLC (“BR”) (or both), we want to make sure that you are aware of the following recent developments. This information is in addition to the detail that you will find in our March 27, 2020 Franchise Disclosure Document.

Addendum to FDD Item 1:

The Franchisor, and any Parents, Predecessors and Affiliates

Our Predecessors, Parents and Certain Affiliates

On October 30, 2020, Inspire Brands, Inc. (“Inspire Brands”) and Dunkin’ Brands Group, Inc. (“DBGI” or the “Company”), both Delaware corporations, announced that they have entered into a definitive merger agreement under which Inspire Brands will acquire DBGI. DBGI is the parent company of both DD and BR. The transaction is subject to certain customary closing conditions, including and is expected to close by the end of 2020.

Inspire Brands, which was founded in 2018 and is headquartered in Atlanta, Georgia, is a global, multi-brand restaurant company that owns and administers the network of franchised and company-owned restaurants operating under the Arby’s, Buffalo Wild Wings, Jimmy John’s, SONIC Drive-In, and Rusty Taco brands (the “Inspire Franchisors”).

Affiliated Programs

Inspire Brands is an affiliate of Roark Capital Management, LLC, an Atlanta-based private equity firm (“Roark”). If the transaction described above closes, DD and BR – through common control with private equity funds managed by Roark – will also become affiliated with the franchise programs described below (“Affiliated Programs”). None of these Affiliated Programs (nor any of the Inspire Franchisors) grant franchises for or operate Dunkin’ or Baskin-Robbins restaurants (though a franchisee of one of the Affiliated Programs or one of the Inspire Franchisors may also be a Dunkin’ or Baskin-Robbins franchisee).

•	Focus Brands, Inc., which is the indirect parent to seven franchisors, including Auntie Anne’s, Carvel, Cinnabon, Schlotzsky’s, Moe’s, McAlister’s, and Jamba Juice;

•	Primrose School Franchising Company, which grants franchises under the Primrose name;

•	Pet Valu Canada Inc. which franchises under the name Pet Valu;

•	CBC Restaurant Corp., which franchises under the name Corner Bakery;

•	ME SPE Franchising LLC, which franchises under the name Massage Envy;

•	CTK Inc., which awards franchises under the brands Carl’s Jr., Hardee’s, Green Burrito, and Red Burrito; and

•	Driven Holdings, which is the indirect company of nine companies offering franchises under the brands Meineke, Maaco, Drive N Style, Econo Lube, Merlin, CARSTAR, 1-800-Radiator, Take 5, and ABRA.

Thank you.

Dunkin’ Donuts Franchising LLC

Baskin-Robbins Franchising LLC

Additional Information and Where to Find It

The tender offer for the outstanding shares of common stock of the Company has not yet commenced. This Current Report on Form 8-K is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company’s common stock, nor is it a substitute for any tender offer materials that Inspire Brands, Inc., its merger subsidiary or the Company will file with the SEC. A solicitation and offer to buy shares of the Company common stock will be made only pursuant to an offer to purchase and related materials that Inspire Brands, Inc. intends to file with the SEC. At the time the tender offer is commenced, Inspire Brands, Inc. will cause its merger subsidiary to file a tender offer statement on Schedule TO with the SEC, and the Company will file a solicitation/recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE COMPANY’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER TENDER OFFER DOCUMENTS) AND THE RELATED SOLICITATION/ RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 THAT WILL BE FILED BY THE COMPANY WITH THE SEC, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO THAT SHOULD BE READ CAREFULLY. Both the tender offer statement and the solicitation/recommendation statement will be made available at no charge on the SEC’s website: www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain other tender offer documents (once they become available) will be mailed to the Company stockholders free of charge and additional copies may be obtained free of charge, by contacting Dunkin’ Brands Investor Relations either by telephone at 781-737-3200 or by e-mail at Investor.Relations@DunkinBrands.com or on the Company’s website at www.dunkinbrands.com. In addition to the offer to purchase, the related letter of transmittal and certain other documents, as well as the solicitation/recommendation statement, the Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s filings with the SEC are available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company at www.dunkinbrands.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements and projections within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Generally, these statements may be identified by the use of words such as “expect,” “intend,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words and include, among other things, statements about the potential benefits of the proposed transaction, the prospective performance and outlook of the surviving company’s business, performance and opportunities, the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction. Forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions, estimates and projections concerning future events and do not constitute guarantees of future performance. These statements are subject to risks, uncertainties, changes in circumstances, assumptions and other important factors, many of which are outside management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. In particular, some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements include, among others: (i) uncertainties as to the timing and expected financing of the tender offer; (ii) the risk that the proposed transaction may not be completed, or if it is completed, that it will close in a timely manner; (iii) the possibility that competing offers or acquisition proposals for the Company will be made; (iv) uncertainty surrounding how many of the Company’s stockholders will tender their shares in the tender offer; (v) the possibility that any or all of the various conditions to the consummation of the tender offer may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; (vi) the possibility of business disruptions due to transaction-related uncertainty and the response of business partners to the announcement, including franchisees and licensees; (vii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (viii) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; (ix) Inspire Brands, Inc.’s ability to realize the synergies contemplated by the proposed transaction and integrate the business of the Company; (x) Inspire Brands, Inc.’s level of leverage and debt, including covenants that restrict the operation of its business; (xi) Inspire Brands, Inc.’s ability to service outstanding debt or obtain additional financing; and (xii) other factors as set forth from time to time in the Company’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as the tender offer statement, solicitation/recommendation statement and other tender offer documents that will be filed by Inspire Brands, Inc. and the Company, as applicable. The actual financial impact of the transaction may differ from the expected financial impact described in this report. Therefore, you should not place undue reliance on such forward-looking statements. All forward-looking statements are based on information available to management on the date of this communication, and we assume no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.